Exhibit 20.4

MONTHLY STATEMENT

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2008

Capital One Master Trust (COMT)

Series		COMT 2001-6
Size		$1,300 MM
Expected Maturity (Class A)		8/15/2008

Gross Monthly Payment Rate		18.32%
Delinquency Rate:	30 - 59 Days	1.19%
	60 - 89 Days	0.89%
	90 + Days	2.22%

Excess Spread Analysis

Series		COMT 2001-6
Portfolio Yield		19.36%
Weighted Average Coupon		3.13%
Servicing Fee Percentage		2.00%
Net Loss Rate		5.68%

Excess Spread Percentage
	Jun-08	8.55%
	May-08	9.71%
	Apr-08	9.68%
3-Month Average Excess Spread		9.31%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2008

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		18.32%
Delinquency Rate:	30 - 59 Days	1.19%
	60 - 89 Days	0.89%
	90 + Days	2.22%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		19.34%
Weighted Average Coupon		2.89%
Servicing Fee Percentage		2.00%
Net Loss Rate		5.68%

Excess Spread Percentage
	Jun-08	8.78%
	May- 08	9.89%
	Apr-08	9.89%
3-Month Average Excess Spread		9.52%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of Capital One Master Trust.